EXHIBIT T3C(2)

                                                                  EXECUTION COPY

                                 UNIT AGREEMENT

        UNIT AGREEMENT dated as of February 13, 2004 between Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia, and HSBC Bank USA, as Unit Agent. Capitalized terms used herein but not otherwise defined have the meanings assigned thereto in the Glossary attached as Appendix A to this Agreement.

        WHEREAS, the Company proposes to issue Senior Notes, Subordinated Notes and shares of common stock of the Company ("Common Stock"), which will be held by the Shares Trust SPVs, all the outstanding shares of common stock of which, in turn, will be held by the Shares Trust, which will issue Shares Trust Certificates, representing all of the assets of the Shares Trust, including such shares of common stock of each of the Shares Trust SPVs, in the form of 152,086 Units, with each Unit consisting initially of $1,000 original principal amount of Senior Notes, $204 initial Accreted Value of Subordinated Notes and one Shares Trust Certificate;

        WHEREAS, the Company desires to appoint HSBC Bank USA to act as its agent for the purpose of issuing Unit Certificates representing the Units and registration of transfers and exchanges thereof;

        WHEREAS, the Units will be exchangeable for Senior Notes, Subordinated Notes and Shares Trust Certificates represented thereby on the Separability Date;

        NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

        Section 1. Appointment of Unit Agent. The Company hereby appoints the Unit Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Unit Agent hereby accepts such appointment subject to the terms and conditions hereof.

        Section 2. Unit Certificates. (a) The Units will initially be issued either in global form (the "Global Units"), or in registered form as definitive Unit certificates ("Physical Units") substantially in the form of Exhibit A attached hereto. Units, whether Global Units ("Restricted Global Units") or Physical Units ("Restricted Physical Units" and, collectively with Restricted Global Units, "Restricted Units"), issued as Restricted Securities pursuant to the Restructuring Agreement, shall bear the Private Placement Legend set forth in Section 2(b)(i) hereof. The term "Restricted Security" in this Agreement has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; provided, however, that the Unit Agent shall be entitled to conclusively rely on an opinion of counsel as authorized by the Company reasonably acceptable to the Company with respect to whether any Unit or any underlying security constitutes a Restricted Security. Any certificates evidencing the Global Units to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto, and shall bear the legend set forth in Section 2(b)(ii) hereof. Such Global Units shall represent such of the outstanding Units as shall be specified therein and each shall provide that it shall represent the aggregate Units from time to time endorsed thereon and that the aggregate amounts of outstanding Units represented thereby may from time to time be reduced or increased,

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as appropriate. Any endorsement of a Global Unit to reflect the amount of any increase or decrease in the amount of outstanding Units represented thereby shall be made by the Unit Agent and the Depository in accordance with instructions given by the Holder thereof. The Depository Trust Company shall act as the Depository with respect to the Global Units until a successor shall be appointed by the Company. Unit Certificates shall be issued in denominations of one Unit or any whole multiple thereof, and no fractional Units may be issued.

                (b)     Legends.

                        (i) Each Global Unit and Physical Unit that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof until February 13, 2006, unless otherwise agreed by the Company and the Holder thereof as specified in an Officers' Certificate of the Company reasonably acceptable to the Unit Agent delivered to the Unit Agent:

        THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, UNITED STATES PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT IT IS ACQUIRING SUCH SECURITY PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. IT AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY THE HOLDER SHALL PRIOR TO SUCH TRANSFER, FURNISH TO THE UNIT AGENT AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION REQUIRED PURSUANT TO THE UNIT AGREEMENT, AND SUCH OTHER ITEMS AS MAY BE REASONABLY REQUIRED TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

                (ii) Each Global Unit shall bear the following legend on the face thereof:

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"),

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        TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR
        PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 6 OF THE UNIT AGREEMENT.

                (iii) The Senior Notes, the Subordinated Notes and the Shares Trust Certificates comprising the Units shall initially be issued to the Unit Agent and, without the consent of the holders of at least 90% of the outstanding Senior Notes (as certified in an Officers' Certificate delivered to the Unit Agent), will not be separately transferable until the earlier to occur of (i) the payment in full of all Obligations (as defined in the Senior Notes Indenture) of the Senior Notes and (ii) a purchase of Senior Notes in connection with an Offer to Purchase (as defined in the Senior Notes Indenture) upon a Change of Control (as defined in the Senior Notes Indenture), and all certificates representing the Units shall bear the following legend to such effect:

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ISSUED AS PART OF AN ISSUANCE OF NON-DETACHABLE UNITS, EACH OF WHICH CONSISTS INITIALLY OF $1,000 ORIGINAL PRINCIPAL AMOUNT OF THE 12 1/2% SENIOR SECURED CONVERTIBLE NOTES DUE 2008 (THE "SENIOR NOTES") OF TRANSTEL S.A. (CUSIP NO. 89389AF0), $204 INITIAL ACCRETED VALUE OF THE SUBORDINATED CONVERTIBLE NOTES DUE 2008 (THE "SUBORDINATED NOTES") OF TRANSTEL S.A. (CUSIP NO. 89389AG8) AND ONE SHARES TRUST CERTIFICATE (REPRESENTING OWNERSHIP INTERESTS IN, AMONG OTHER ASSETS, SHARES OF THE COMMON STOCK OF TRANSTEL S.A.) (THE "SHARES TRUST CERTIFICATES").

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        WITHOUT THE CONSENT OF THE HOLDERS OF AT LEAST 90% OF THE OUTSTANDING
        SENIOR NOTES (AS CERTIFIED IN AN OFFICERS' CERTIFICATE DELIVERED TO THE UNIT AGENT), THE SENIOR NOTES, SUBORDINATED NOTES AND SHARES TRUST CERTIFICATES EVIDENCED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED OR EXCHANGED AS UNITS, PRIOR TO A PURCHASE OF SENIOR NOTES IN CONNECTION WITH AN OFFER TO PURCHASE (AS DEFINED IN THE SENIOR NOTES INDENTURE) UPON A CHANGE OF CONTROL (AS DEFINED IN THE SENIOR NOTES INDENTURE).

        Section 3. Execution of Unit Certificates. Each Unit Certificate shall be signed on behalf of the Company by its Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Treasurer, Chief Financial Officer or a Vice President and by its Secretary or an Assistant Secretary. Each such signature upon the Unit Certificates may be in the form of a facsimile signature of the present or any future Chairman of the Board, President, Vice President, Chief Financial Officer, Treasurer, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Unit Certificates and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been Chairman of the Board, President, Chief Executive Officer, Chief Operating Officer, Treasurer, Chief Financial Officer or a Vice President, Secretary or Assistant Secretary, notwithstanding the fact that at the time the Unit Certificates shall be countersigned and delivered or disposed of he shall have ceased to hold such office.

        In case any officer of the Company who shall have signed any of the Unit Certificates shall cease to be such officer before the Unit Certificates so signed shall have been countersigned by the Unit Agent such Unit Certificates nevertheless may be countersigned and delivered as though such person had not ceased to be such officer of the Company; and any Unit Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Unit Certificate, shall be a proper officer of the Company to sign such Unit Certificate, although at the date of the execution of this Unit Agreement any such person was not such officer.

        Unit Certificates shall be dated the date of counter-signature by the Unit Agent.

        Section 4. Registration and Countersignature. The Unit Agent, on behalf of the Company, shall number and register the Unit Certificates in a register as they are issued by the Company.

        Upon the Unit Agent's receipt of certificates representing the underlying Senior Notes, Subordinated Notes and Shares Trust Certificates, Unit Certificates shall be manually countersigned by the Unit Agent. A Unit Certificate shall not be valid for any purpose unless so countersigned. The Unit Agent shall, upon written instructions of the Chairman of the Board, the President, Chief Executive Officer, Chief Operating Officer, a Vice President, Chief

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Financial Officer, Treasurer, the Secretary or an Assistant Secretary of the
Company, initially countersign and deliver not more than 152,086 Units and shall thereafter countersign and deliver Units as otherwise provided in this Agreement.

        The Company and the Unit Agent may deem and treat the Holder(s) of the Unit Certificates as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

        Section 5.      Transfer and Exchange.

        When Units are presented to the Unit Agent with a request to register the transfer of such Units or to exchange such Units for an equal number of Units of other authorized denominations, the Unit Agent shall, subject to
Section 7, register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Units presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Unit Agent, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Unit Agent shall authenticate Units at the Unit Agent's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Unit Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith.

        Any Holder of the Global Unit shall, by acceptance of such Global Unit, agree that transfers of beneficial interests in such Global Units may be effected only through a book entry system maintained by the Holder of such Global Unit (or its agent), and that ownership of a beneficial interest in the Unit shall be required to be reflected in a book entry system.

        Section 6.      Book-Entry Provisions for Global Unit.

                (a) Each Global Unit initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Unit Agent as custodian for such Depository and (iii) bear legends as set forth in Section 2(b). Each Global Unit shall constitute a single Unit for all purposes of this Agreement.

        Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Agreement with respect to any Global Unit held on their behalf by the Depository, or the Unit Agent as its custodian, or under a Global Unit, and the Depository may be treated by the Company and the Unit Agent as the absolute owner of a Global Unit for all purposes whatsoever. Agent Members shall hold their interest in a Global Unit in accordance with the applicable procedures of the Depository. Accordingly, any Agent Member's beneficial interest in a Global Unit will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depository or its nominee. Notwithstanding the foregoing, nothing herein shall prevent the Company and the Unit Agent from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as

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between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Unit.

                (b) Transfers of a Global Unit shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Unit may be transferred or exchanged for Physical Units in accordance with the applicable procedures of the Depository and, in the case of a transfer of a beneficial interest in a Global Unit that evidences Restricted Securities, upon the receipt by the Registrar of, in the case of a proposed transfer under Rule 144A, a certificate from the proposed transferor of the Unit substantially in the form of Exhibit C, in the case of a proposed transfer under Regulation S, a certificate from the proposed transferor of the Unit substantially in the form of Exhibit D, or otherwise from the transferee substantially in the form of Exhibit B, provided, however, that no Physical Unit shall be issued in any denomination less than the minimum authorized denomination therefor. In addition, Physical Units shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Unit if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for a Global Unit and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing under either the Senior Notes Indenture or the Subordinated Notes Indenture and the Unit Agent has received a written request from the Depository to issue Physical Units.

                (c) In connection with any transfer or exchange of a portion of the beneficial interest in a Global Unit to beneficial owners pursuant to paragraph (b), the Unit Agent shall (if one or more Physical Units are to be issued) reflect on its books and records the date and a decrease in the amount of outstanding Units represented by such Global Unit in an amount equal to the amount of outstanding Units in such Global Unit to be transferred, and the Company shall execute, and the Unit Agent shall authenticate and deliver, one or more Physical Units of like tenor and amount.

                (d) In connection with the transfer of an entire Global Unit to beneficial owners pursuant to paragraph (b), such Global Unit shall be deemed to be surrendered to the Unit Agent for cancellation, and the Company shall execute, and the Unit Agent shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Unit, an equal aggregate amount of Physical Units of authorized denominations.

                (e) Any Physical Unit constituting a Restricted Security issued in exchange for an interest in a Global Unit pursuant to paragraph (b) or
(c) shall, except as otherwise provided by Section 7(b), bear the legend regarding transfer restrictions applicable to the Physical Units set forth in
Section 2(b)(i).

                (f) The Holder of the Global Unit may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Agreement.

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        Section 7.  Special Transfer Provisions.

                (a) Notwithstanding any other provision of this Agreement, transfers and exchanges of Units and beneficial interests in a Global Unit shall be made only in accordance with Section 6 and this Section 7.

                        (i) Physical Unit to a Global Unit. If the Holder of a Physical Unit wishes at any time to transfer all or any portion of such Unit to a Person who wishes to take delivery thereof in the form of a beneficial interest in a Global Unit, such transfer may be effected only in accordance with the provisions of this clause (a)(i) and subject to the applicable procedures of the Depository. Upon receipt by the Unit Agent of (A) such Unit as provided in
Section 5 and instructions satisfactory to the Unit Agent directing that a specified number not greater than the number of such Units be credited to a specified Depository Agent Member's account or Euroclear or Clearstream participant's account, as the case may be, and (B) if the Unit to be transferred evidences Restricted Securities, in the case of a proposed transfer under Rule 144A, a certificate from the proposed transferor of the Units substantially in the form of Exhibit C, in the case of a proposed transfer under Regulation S, a certificate from the proposed transferor of the Unit substantially in the form of Exhibit D, or otherwise from the transferee substantially in the form of Exhibit B, the Unit Agent shall cancel such Physical Units (and issue a new Physical Unit in respect of any untransferred portion thereof) and increase the aggregate number of the Global Unit by the number of Units constituting such Physical Units so transferred.

                        (ii) Physical Unit to Physical Unit. A Physical Unit may be transferred, in whole or in part, to a Person who takes delivery in the form of another Physical Unit, provided that if the Physical Unit to be transferred evidences Restricted Securities, then the Unit Agent shall have received a certificate from the transferor substantially in the form of, in the case of sales under Rule 144A, Exhibit C, in the case of sales under Regulation S, Exhibit D, or otherwise from the transferee substantially in the form of Exhibit B.

                        (iii) Global Unit to Physical Unit. A beneficial interest in a Global Unit may be exchanged for a Physical Unit only as provided in Section 6.

                (b) Upon the registration of transfer, exchange or replacement of Units not bearing the Private Placement Legend, the Unit Agent shall deliver Units that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Units bearing the Private Placement Legend, the Unit Agent shall deliver only Units that bear the Private Placement Legend unless (i) the requested transfer is after February [13], 2006, or (ii) there is delivered to the Unit Agent an opinion of counsel reasonably satisfactory to the Company and the Unit Agent to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

                (c) By its acceptance of any Unit bearing the Private Placement Legend, each Holder of such a Unit acknowledges the restrictions on transfer of such Unit set forth in this Agreement and in the Private Placement Legend and agrees that it will transfer such Unit only as provided in this Agreement.

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        The Unit Agent shall retain copies of all letters, notices and other written communications received pursuant to Section 6 or this Section 7 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Unit Agent's normal business hours upon the giving of reasonable written notice to the Unit Agent.

        The Unit Agent shall be under no duty to monitor compliance with any federal, state or other securities laws.

        Section 8. Separation of the Senior Notes, Subordinated Notes and Shares Trust Certificates. Without the consent of the holders of at least 90% of the Senior Notes (as certified in an Officers' Certificate delivered to the Unit Agent), the Senior Notes, Subordinated Notes and Shares Trust Certificates will not be separately transferable, subject to compliance with applicable securities laws, until the earlier to occur of (i) the payment in full of all Obligations (as defined in the Senior Notes Indenture) of the Senior Notes (the "Separability Date") and (ii) a purchase of Senior Notes in connection with an Offer to Purchase (as defined in the Senior Notes Indenture) upon a Change of Control (as defined in the Senior Notes Indenture). After the Separability Date, the Senior Notes, Subordinated Notes and Shares Trust Certificates represented by the Units shall be separately transferable. Promptly following the Separability Date, the Unit Agent shall (i) cancel all outstanding Unit Certificates, (ii) tender for exchange the securities underlying each Unit Certificate to each of the Senior Notes Trustee, Subordinated Notes Trustee and Shares Trust Trustee, as applicable, (iii) notify the Senior Notes Trustee, Subordinated Notes Trustee and Shares Trust Trustee of the number of Units held by, and the name of, each Holder of a Unit Certificate, such Holder's registered address, the nature of any legends or restrictive endorsements set forth on such Holder's Unit Certificate and any other information provided by the Holder thereof in connection therewith, and (iv) direct the Senior Notes Trustee and the Shares Trust Trustee to exchange the tendered securities for Senior Notes, Subordinated Notes or Shares Trust Certificates, as applicable, registered in the names and amounts as directed by the Unit Agent. The Senior Notes Trustee and Subordinated Notes Trustee, if the requirements of the Senior Notes Indenture or Subordinated Notes Indenture, as applicable, for such transaction and any applicable legends are met, to promptly register, authenticate and deliver new Senior Notes and Subordinated Notes in aggregate principal amounts equal to those represented by such Unit Certificates, and the Shares Trust Trustee, if the requirements of the Shares Trust Agreement for such transactions and any applicable legends are met, to promptly countersign, register and deliver Shares Trust Certificates previously represented by such Unit Certificates.

        Following the Separability Date, no Unit Certificates shall be issued upon registration of transfer or exchange of Unit Certificates, or otherwise.

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        Section 9.      Rights of Unit Holders. The Company agrees that the
Senior Notes, Subordinated Notes and Shares Trust Certificates represented by each Unit Certificate shall be deemed valid and binding obligations of the Company and, with respect thereto, the Company agrees that it shall be bound by all provisions of the Senior Notes Indenture, the Subordinated Notes Indenture and the Shares Trust Agreement.

        Section 10.     Communications with Unit Holders; Distributions to
Holders.

                (a) In the event that any of the Company, the Senior Notes Trustee, the Subordinated Notes Trustee or the Shares Trust Trustee, as the case may be, wishes to communicate directly with Holders of Unit Certificates, upon receipt by the Unit Agent of a written request from the Company, the Senior Notes Trustee, the Subordinated Notes Trustee or the Shares Trust Trustee, as the case may be, for a Unit Holder List, the Unit Agent shall promptly, and in any event within not more than two Business Days of receipt of such request, deliver to the Company, the Senior Notes Trustee, the Subordinated Notes Trustee or the Shares Trust Trustee, as the case may be, such Unit Holder List. Each Holder agrees that the Unit Agent shall not be held accountable by reason of its disclosure of any such information.

                (b) The Unit Agent shall distribute any cash, securities or other property it receives as the registered holder of Senior Notes, Subordinated Notes or Shares Trust Certificates promptly to all Holders of Unit Certificates in such proportions as reflect their respective ownership of Units.

        Section 11. Unit Agent. The Unit Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the Holders of Units, by their acceptance thereof, shall be bound:

                (a) The statements contained herein and in the Unit Certificates shall be taken as statements of the Company, and the Unit Agent assumes no responsibility for the correctness of any of the same except such as describe the Unit Agent or action taken or to be taken by it. The Unit Agent assumes no responsibility with respect to the distribution of the Unit Certificates except as herein otherwise provided.

                (b) The Unit Agent shall not be responsible for and shall incur no liability to the Company or any Holder of the Units for any failure of the Company to comply with any of the covenants in this Agreement or in the Unit Certificates to be complied with by the Company.

                (c) The Unit Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company) and the Unit Agent shall incur no liability or responsibility to the Company or to any Holder of any Unit Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel, provided, that the foregoing clause shall not apply if the Unit Agent is found to have acted, or omitted to take action, with willful misconduct or gross negligence.

                (d) The Unit Agent shall incur no liability or responsibility to the Company or to any Holder of any Unit

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Certificate for any action taken in reliance on any Unit Certificate, certificate of shares, notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties, provided, that the foregoing clause shall not apply if the Unit Agent is found to have acted, or omitted to take action, with willful misconduct or gross negligence.

                (e) The Company agrees to pay to the Unit Agent reasonable compensation for all services rendered by the Unit Agent in connection with this Agreement, to reimburse the Unit Agent for all expenses, taxes and governmental charges and other charges of any kind and nature incurred by the Unit Agent in the connection with this Agreement and to indemnify the Unit Agent and its agents, employees, directors, officers and affiliates and save it and them harmless against any and all liabilities, losses and expenses including, without limitation, judgments, costs and counsel fees and actual expenses, for anything done or omitted by the Unit Agent in connection with this Agreement except as a result of the Unit Agent's gross negligence or willful misconduct. The provisions of this paragraph (e) shall survive the resignation or removal of the Unit Agent and the termination of this Agreement.

                (f) The Unit Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action unless the Company or one or more Holders of Unit Certificates shall furnish the Unit Agent with security and indemnity reasonably acceptable to the Unit Agent for any costs and expenses which may be incurred. This provision shall not affect the power of the Unit Agent to take such action as it may consider proper, whether with or without any such security or indemnity. All rights of action under this Agreement or under any of the Units may be enforced by the Unit Agent without the possession of any of the Unit Certificates or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Unit Agent shall be brought in its name as Unit Agent and any recovery of judgment shall be for the ratable benefit of the Holders of the Units, as their respective rights or interests may appear.

                (g) The Unit Agent, and any stockholder, director, officer or employee of it (the "Related Parties") may buy, sell or deal in any of the securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Unit Agent under this Agreement. Nothing herein shall preclude the Unit Agent or such Related Parties from acting in any other capacity for the Company or for any other legal entity.

                (h) The Unit Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the provisions hereof. The Unit Agent shall not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own gross negligence or bad faith or willful misconduct.

                (i) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Agreement, it may require:

                (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with; and

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                (2)     an opinion of counsel for the Company stating that, in
        the opinion of such counsel, all such conditions precedent have been complied with.

        Each Officers' Certificate or opinion of counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

                (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                (3) a statement that in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

        The Unit Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such certificate or opinion.

                (j) In the absence of bad faith on its part, the Unit Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Unit Agent and conforming to the requirements of this Agreement. However, the Unit Agent shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Agreement.

                (k) The Unit Agent may rely and shall be fully protected in relying upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Unit Agent need not investigate any fact or matter stated in the document.

                (l) The Unit Agent may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (m) The Unit Agent shall be a corporation organized and doing business under the laws of the United States of America or of any state thereof authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or state authority and shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition.

        Section 12. Notices to Company and Unit Agent. Any notice, demand or communication authorized by this Agreement to be given or made to or on the Company or the Unit Agent is duly given if in writing and delivered in Person, by facsimile or overnight air courier guaranteeing next day delivery, addressed:

    If to the Company:

        Transtel S.A.
        Calle 15, No. 32-591
        Autopista Cali - Yumbo, Km 2
        Cali, Colombia
        Facsimile No.: + 572-680-9000
        Attention: Guillermo Lopez, President

        with a copy to:

        Debevoise & Plimpton
        919 Third Avenue
        New York, New York  10022
        Attention: George E. Maguire, Esq.
        Facsimile No.: +1-212-521-7272

    If to the Unit Agent:

        HSBC Bank USA
        452 Fifth Avenue
        New York, NY 10018
        Attention: Issuer Services-Transtel
        Facsimile No.: +1-212-525-1300

        The parties hereto by notice to the other parties may designate additional or different addresses for subsequent communications or notice.

        Any notice to be mailed to a Holder of Units shall be mailed to him or her at the address that appears on the register of Units maintained by the Unit Agent. Copies of any such communication shall also be mailed to the Unit Agent, the Senior Notes Trustee, the Subordinated Notes Trustee and the Shares Trust Trustee. The Unit Agent shall furnish the Company, the Senior Notes Trustee, the Subordinated Notes Trustee or the Shares Trust Trustee promptly when requested with a list of Holders of Units for the purpose of mailing any notice or communication to the holders of the Senior Notes, Subordinated Notes or Shares Trust Certificates and at such other times as may be reasonably requested.

        Section 13. Replacement of Unit Agent. (a) A resignation or removal of the Unit Agent and appointment of a successor Unit Agent shall become effective only upon the successor Unit Agent's acceptance of appointment as provided in this Section. The Unit Agent may resign in writing at any time and be discharged from its duties hereunder by so notifying the Company. The Holders of a majority of the outstanding Unit Certificates may remove the Unit

Agent by so notifying the Unit Agent and the Company in writing. The Company may remove the Unit Agent if:

                (i)     the Unit Agent fails to comply with Section 11(m);

                (ii) the Unit Agent is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Unit Agent under any applicable bankruptcy law;

                (iii) a custodian or public officer takes charge of the Unit Agent or its property; or

                (iv)    the Unit Agent becomes incapable of acting.

        (b) If the Unit Agent resigns or is removed or if a vacancy exists in the office of the Unit Agent for any reason, the Company shall promptly appoint a successor Unit Agent. Within one year after the successor Unit Agent takes office, the Holders of a majority of the outstanding Units may appoint a successor Unit Agent to replace the successor Unit Agent appointed by the Company. If a successor Unit Agent does not take office within 60 days after the retiring Unit Agent resigns or is removed, the Unit Agent, the Company, or the Holders of at least 10% of the outstanding Units may petition any court of competent jurisdiction for the appointment of a successor Unit Agent.

        (c) If the Unit Agent after written request by any Holder of a Unit who has been a Holder of a Unit for at least six months fails to comply with
Section 11(m), such Holder of a Unit may petition any court of competent jurisdiction for the removal of the Unit Agent and the appointment of a successor Unit Agent.

        (d) A successor Unit Agent shall deliver a written acceptance of its appointment to the retiring Unit Agent and to the Company. Thereupon, the resignation or removal of the retiring Unit Agent shall become effective, and the successor Unit Agent shall have all the rights, powers and duties of the Unit Agent under this Agreement. The successor Unit Agent shall mail a notice of its succession to Holders of the Units. The retiring Unit Agent shall promptly transfer all property held by it as Unit Agent to the successor Unit Agent, provided all sums owing to the Unit Agent hereunder have been paid. Notwithstanding replacement of the Unit Agent pursuant to this Section 13, the Company's obligations under Section 11 shall continue for the benefit of the retiring Unit Agent.

        Section 14. Information. Anything to the contrary herein notwithstanding, at any time, and from time to time, upon the request of any Holder to the Company or the Unit Agent, the Company shall promptly provide the Holder with: (a) a brief statement of the nature of its business and the products and services it offers; (b) the Company's most recent consolidated balance sheet and profit and loss and retained earnings statements and similar financial statements for the preceding two fiscal years; and (c) such other information and/or documentation as may be reasonably necessary, in the judgment of the Holder, to transfer Units in compliance with an exemption pursuant to the Securities Act.

        Section 15. Supplements and Amendments. The Company and the Unit Agent may from time to time supplement or amend this Agreement without the approval of any Holders of Units in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Unit Agent may deem necessary or desirable and which shall not, as evidenced by an opinion of counsel delivered to the Unit Agent, in any way adversely affect the interests of the Holders of Units. Any amendment or supplement to this Agreement that has a material adverse effect on the interests of the Holders of Units shall require the written consent of Holders of a majority of the then outstanding Units.

        The Unit Agent shall sign any supplement or amendment to this Agreement if the supplement or amendment does not adversely affect the rights, duties, liabilities or immunities of the Unit Agent. If it does, the Unit Agent may but need not sign it. In signing such supplement or amendment, the Unit Agent shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and shall be fully protected in relying upon, an Officer's Certificate and an opinion of counsel reasonably satisfactory to it stating that all conditions precedent, if any, to the execution of such supplement or amendment have been satisfied and that such supplement or amendment is authorized or permitted by this Agreement.

        Section 16. Successors. All covenants and provisions of this Agreement by or for the benefit of the Company or the Unit Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

        Section 17. Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH UNIT CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

        The Company has appointed CT Corporation Systems, Inc., 111 Eighth Avenue, New York, New York 10011, as its authorized agent ("Authorized Agent") to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any legal suit, action or proceeding arising out of or relating to this Agreement which may be instituted in any federal or state court sitting in The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years from the termination of this Agreement. Such service may be made by delivering a copy of such process to the Company in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Authorized Agent to accept such service on its behalf. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect. If the Authorized Agent shall cease to act as the Company's agent in The City of New York for service of process, the Company shall appoint without delay another such agent and notify the Unit Agent of such appointment.

        To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any proceeding at any time brought against the Company or any of its revenues, assets or properties or with respect to any suit, action or proceeding at any time brought for the purpose of enforcing or executing any judgment in any jurisdiction in which any specified court or other court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, to the extent of such immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

        Section 18. Benefits of This Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Unit Agent and the Holders of the Units any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Unit Agent and the Holders of the Units.

        Section 19. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

        Section 20. Termination. This Agreement shall terminate when no Units are outstanding and all underlying securities have been distributed pursuant to Section 8 hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                       TRANSTEL, S.A.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                       HSBC BANK USA, as Unit Agent


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

                                                                      APPENDIX A

                                    GLOSSARY

        "Agent Members" means members of, or participants in, the Depository.

        "Agreement" means this unit agreement dated as of February 13, 2004 between the Company and the Unit Agent, as amended or supplemented from time to time.

        "Business Day" means a day (other than a Saturday or Sunday)on which the banks in New York are open for business.

        "Common Stock" shall have the meaning assigned to such term in the recitals to this Agreement.

        "Company" means Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia, and it successors and assigns.

        "Depository" means, with respect to the Global Units, DTC until a successor shall be appointed by the Company.

        "DTC" means the Depository Trust Company.

        "Event of Default" shall have the meaning set forth in Section 6.01 of the Senior Notes Indenture or 6.01 of the Subordinated Notes Indenture, as the case may be.

        "Global Unit" shall have the meaning assigned to such term in Section 2(a) hereof.

        "Holder" means any registered holder of Units.

        "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

        "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of the Company.

        "Officers' Certificate" means a certificate signed by two Officers of the Company.

        "Person" means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

        "Physical Units" shall have the meaning assigned to such term in Section 2(a) hereof.

        "Private Placement Legend" shall have the meaning assigned to such term in Section 2(b)(i) hereof.

                                                                      APPENDIX A

        "Related Parties" shall have the meaning assigned to such term in
Section 11(g) hereof.

        "Restricted Global Units" shall have the meaning assigned to such term in Section 2(a) hereof.

        "Restricted Physical Units" shall have the meaning assigned to such term in Section 2(a) hereof.

        "Restricted Security" shall have the meaning assigned to such term in
Section 2(a) hereof.

        "Restricted Units" shall have the meaning assigned to such term in
Section 2(a) hereof.

        "Restructuring Agreement" means the Restructuring Agreement of the Company under Law 550 of 1999 of the Republic of Colombia.

        "Securities Act" shall have the meaning assigned to such term in Section 2(a) hereof.

        "Senior Notes" means the Senior Secured Convertible Notes due 2008 of the Company issued under the Senior Notes Indenture.

        "Senior Notes Indenture" means the indenture, dated as of the date hereof, among the Company, the guarantors names therein and HSBC Bank USA as trustee thereunder governing the Senior Notes, as amended or supplemented from time to time.

        "Senior Notes Trustee" means HSBC Bank USA, as trustee under the Senior Notes Indenture, or any successor thereto in such capacity.

        "Separability Date" shall have the meaning assigned to such term in
Section 8 hereof.

        "Shareholders Agreement" means the Agreement, dated as of the date hereof, by and among the Company and its Shareholders party thereto, as amended or supplemented from time to time.

        "Shares Trust" means the trust created pursuant to the Shares Trust Agreement, known as "TR Shares Trust."

        "Shares Trust Agreement" means the shares trust agreement, dated as of the date hereof, by and between the Company and the Shares Trust Trustee.

        "Shares Trust Certificates" means the certificates of the shares trust issued initially to the Unit Agent, on behalf of holders of Senior Notes and Subordinated Notes, on the Issue Date pursuant to the Shares Trust Agreement.

                                                                      APPENDIX A

        "Shares Trust SPVs" means, collectively, TR Shares SPV I Ltd. and TR Shares SPV II Ltd., each a Bermuda limited company.

        "Shares Trust Trustee" means HSBC Bank USA, as shares trust trustee under the Shares Trust Agreement, or any successor thereof pursuant thereto.

        "Subordinated Notes" means the $29.6 million original issue price subordinated convertible notes due 2008 of the Company issued under the Convertible Notes Indenture.

        "Subordinated Notes Indenture" means the indenture, dated as of the date hereof, between the Company and HSBC Bank USA as trustee thereunder governing the Subordinated Notes, as amended or supplemented from time to time.

        "Subordinated Notes Trustee" means HSBC Bank USA, as trustee under the Subordinated Notes Indenture, or any successor thereto in such capacity.

        "Units" means those units consisting initially of $1,000 original principal amount of Senior Notes, $[204] initial Accreted Value of Subordinated Notes and 1 (one) Shares Trust Certificate.

        "Unit Agent" means HSBC Bank USA, as unit agent hereunder, or any successor thereto in such capacity.

        "Unit Certificates" means those certificates representing Units.

        "Unit Holder List" means a list of the Holders of Unit Certificates and their addresses.

                                                                       EXHIBIT A

      Units, each consisting of $1,000 original principal amount of Senior
        Secured Convertible Notes due 2008 ("Senior Notes"), $204 initial
            Accreted Value of Convertible Subordinated Notes due 2008
                 ("Subordinated Notes") and 1 (one) Shares Trust
                                  Certificate.

No.                                                                CUSIP No.[  ]

        Transtel S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company"), which term includes any successor
corporation, hereby certifies that [    ] is the owner of [     ] Units
transferable only on the books of the Company by the holder thereof in person or by his or her duly authorized attorney on surrender of this Certificate properly endorsed. Each Unit consists of $1,000 original principal amount at maturity of Senior Notes, $204 initial Accreted Value of Subordinated Notes and 1 (one) Shares Trust Certificate. This Unit is issued pursuant to the Unit Agreement (the "Unit Agreement") dated as of February 13, 2004 between the Company and HSBC Bank USA, as Unit Agent (the "Unit Agent"), and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Certificate consents by acceptance hereof.

        Reference is made to the further provisions of this Certificate contained herein, which will for all purposes have the same effect as if set forth at this place. Reference is also made to (i) the Indenture dated as of February 13, 2004 (the "Senior Notes Indenture") between the Company, certain subsidiaries of the Company as guarantors and HSBC Bank USA, as Trustee, which govern the terms of the Senior Notes, (ii) the Indenture dated as of February 13, 2004 (the "Subordinated Notes Indenture") between the Company and HSBC Bank USA, as Trustee, which governs the terms of the Subordinated Notes and (iii) the Shares Trust Agreement dated as of February 13, 2004 (the "Shares Trust Agreement") between the Company and HSBC Bank USA, as Shares Trust Trustee, which governs the terms of the Shares Trust Certificates, terms and provisions of which the holder of this Unit Certificate consents to by acceptance hereof. Copies of the Unit Agreement, Senior Notes Indenture, Subordinated Notes Indenture and Shares Trust Agreement are on file at the office of the Company, Calle 15, No. 32-591, Autopista Cali - Yumbo, Km 2, Cali, Colombia, Facsimile:
+572-680-9000, Attention: Guillermo Lopez, President, and are available to any holder on written request and without cost.

                                                                       EXHIBIT A
                                                                          Page 2

        Without the consent of the holders of at least 90% of the outstanding Senior Notes (as certified in an Officers' Certificate delivered to the Unit Agent), the Senior Notes, Subordinated Notes and Shares Trust Certificates comprising the Units will not be separately transferable until the earlier to occur of (i) the payment in full of all Obligations (as defined in the Senior Notes Indenture) of the Senior Notes and (ii) a purchase of Senior Notes in connection with an Offer to Purchase (as defined in the Senior Notes Indenture) upon a Change of Control (as defined in the Senior Notes Indenture).

Dated: __________.

                                       TRANSTEL S.A.


                                       By:
                                          ------------------------------
                                          Name:
                                          Title:

Countersigned:

HSBC BANK USA, as Unit Agent


By:------------------------------------
        Authorized Officer

                                                                       EXHIBIT A
                                                                          Page 3

                                 ASSIGNMENT FORM

        To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to


--------------------------------------------------------------------------------
        (Insert assignee's soc. sec. or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
        (Print or type assignee's name, address, and zip code)

and irrevocably appoint agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:___________

        Your Signature:__________________________________

        (Sign exactly as your name appears on the face of this Security)

                                                                       EXHIBIT A
                                                                          Page 4

Signature Guarantee:

____________________________
        (Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Unit Agent, which requirements will include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Unit Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

                                                                       EXHIBIT B

                            FORM OF CERTIFICATE TO BE
                          DELIVERED IN CONNECTION WITH
                 TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

                                                    _____________________,______

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention:  Issuer Services - Transtel

        Re: Transtel S.A. (the "Company") Units (the "Units")

        Ladies and Gentlemen:

        In connection with our proposed purchase of Units, we confirm that:

        1. We understand that any subsequent transfer of the Units is subject to certain restrictions and conditions set forth in the Unit Agreement dated as of February 13, 2004 relating to the Units (the "Unit Agreement") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Units except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

        2. We understand that the Units have not been registered under the Securities Act, and that the Units may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Units within two years after the original issuance of the Units, we will do so only (A) to the Company or any subsidiary thereof, (B) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) inside the United States to an "institutional accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter substantially in the form of this letter,
(D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Units from us a notice advising such purchaser that resales of the Units are restricted as stated herein.

        3. We understand that, on any proposed resale of any Units, we will be required to furnish to you and the Company such certification, written legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Units purchased by us will bear a legend to the foregoing effect.

        4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Units, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment, as the case may be.

        5. We are acquiring the Units purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

        You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       Very truly yours,

                                       [Name of Transferee]

                                       By:
                                          --------------------------------------
                                          Authorized Signature

                                                                       EXHIBIT C

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                              PURSUANT TO RULE 144A

                                                    _____________________,______

HSBC Bank USA
452 Fifth Avenue
New York, New York 10018

Attention:  Issuer Services - Transtel

        Re: Transtel S.A. (the "Company") Units (the "Units")

Ladies and Gentlemen:

        In connection with our proposed sale of Units, we confirm that such sale has been effected pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended ("Rule 144A"), and, accordingly, we represent that:

        (1) the Units are being transferred to a person that the undersigned and any person acting on its behalf reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

        (2) the undersigned and any person acting on its behalf have taken reasonable steps to ensure that the transferee is aware that the undersigned may be relying on Rule 144A in connection with the transfer.

        You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Rule 144A.

                                       Very truly yours,

                                       [Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Authorized Signature

                                                                       EXHIBIT D

                       FORM OF CERTIFICATE TO BE DELIVERED
                          IN CONNECTION WITH TRANSFERS
                            PURSUANT TO REGULATION S

                                                    _____________________,______

    HSBC Bank USA
    452 Fifth Avenue
    New York, New York  10018

    Attention:  Issuer Services - Transtel

           Re:  Transtel S.A. (the "Company") Units (the "Units")

    Ladies and Gentlemen:

        In connection with our proposed sale of Units, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended ("Regulation S"), and, accordingly, we represent that:

        (1)     the offer of the Units was not made to a person in the United
States;

        (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

        (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

        (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

        (5) we have advised the transferee of the transfer restrictions applicable to the Units.

        You, the Company and counsel for the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                       Very truly yours,

                                       [Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Authorized Signature